EXHIBIT 99.1
FOR IMMEDIATE RELEASE
NMI Holdings, Inc. Reports Fourth Quarter and Full Year 2025 Financial Results
EMERYVILLE, Calif., Feb. 10, 2026 -- NMI Holdings, Inc. (Nasdaq: NMIH) today reported net income of $94.2 million, or $1.20 per diluted share, for the fourth quarter ended December 31, 2025, compared to $96.0 million, or $1.22 per diluted share, for the third quarter ended September 30, 2025 and $86.2 million, or $1.07 per diluted share, for the fourth quarter ended December 31, 2024. Net income for the full year ended December 31, 2025 was $388.9 million or $4.92 per diluted share, which compares to $360.1 million, or $4.43 per diluted share, for the year ended December 31, 2024.
Adam Pollitzer, President and Chief Executive Officer of National MI, said, “The fourth quarter capped another year of success for National MI. In 2025, we delivered strong operating performance, generated significant NIW volume and consistent growth in our insured portfolio, and achieved record financial results and a 16.2% return on equity. We have a strong customer franchise, a talented team driving us forward every day, an exceptionally high-quality book covered by a comprehensive set of risk transfer solutions, and a robust balance sheet supported by the significant earnings power of our platform. Looking forward, we're well-positioned to continue delivering differentiated growth, returns and value for our shareholders.”

Selected fourth quarter 2025 highlights include:

•Primary insurance-in-force at quarter end was $221.4 billion, compared to $218.4 billion at the end of the third quarter and $210.2 billion at the end of the fourth quarter of 2024.

•Net premiums earned were $152.5 million, compared to $151.3 million in the third quarter and $143.5 million in the fourth quarter of 2024.

•Total revenue was $180.7 million, compared to $178.7 million in the third quarter and $166.5 million in the fourth quarter of 2024.

•Insurance claims and claim expenses were $21.2 million, compared to $18.6 million in the third quarter and $17.3 million in the fourth quarter of 2024. Loss ratio was 13.9%, compared to 12.3% in the third quarter and 12.0% in the fourth quarter of 2024.

•Underwriting and operating expenses were $31.1 million, compared to $29.2 million in the third quarter and $31.1 million in the fourth quarter of 2024. Expense ratio was 20.4%, compared to 19.3% in the third quarter and 21.7% in the fourth quarter of 2024.

•Net income was $94.2 million, compared to $96.0 million in the third quarter and $86.2 million in the fourth quarter of 2024. Diluted EPS was $1.20, compared to $1.22 in the third quarter and $1.07 in the fourth quarter of 2024.

•Adjusted net income was $93.8 million, compared to $95.7 million in the third quarter and $86.1 million in the fourth quarter of 2024. Adjusted diluted EPS was $1.20, compared to $1.21 in the third quarter and $1.07 in the fourth quarter of 2024.

•Shareholders’ equity was $2.6 billion at quarter end and book value per share was $33.98. Book value per share excluding the impact of net unrealized gains and losses in the investment portfolio was $34.58, up 4% compared to $33.32 in the third quarter and 16% compared to $29.80 in the fourth quarter of 2024.

•Annualized return on equity for the quarter was 14.8%, compared to 15.6% in the third quarter and 15.6% in the fourth quarter of 2024. Annualized adjusted return on equity was 14.7%, compared to 15.5% in the third quarter and 15.6% in the fourth quarter of 2024.

•At quarter-end, total PMIERs available assets were $3.5 billion and net risk-based required assets were $2.1 billion.

EXHIBIT 99.1

	Quarter Ended	Quarter Ended	Quarter Ended	Change (1)	Change (1)
	12/31/2025	9/30/2025	12/31/2024	Q/Q	Y/Y
INSURANCE METRICS ($billions)
Primary Insurance-in-Force	$221.4	$218.4	$210.2	1%	5%
New Insurance Written - NIW	14.2	13.0	11.9	9%	19%

FINANCIAL HIGHLIGHTS (Unaudited, $millions, except per share amounts)
Net Premiums Earned	$152.5	$151.3	$143.5	1%	6%
Net Investment Income	27.5	26.8	22.7	3%	21%
Insurance Claims and Claim Expenses	21.2	18.6	17.3	14%	23%
Underwriting and Operating Expenses	31.1	29.2	31.1	7%	—%
Adjusted Net Income	93.8	95.7	86.1	(2)%	9%
Adjusted Diluted EPS	$1.20	$1.21	$1.07	(1)%	12%
Book Value per Share (excluding net unrealized gains and losses) (2)	$34.58	$33.32	$29.80	4%	16%
Loss Ratio	13.9%	12.3%	12.0%
Expense Ratio	20.4%	19.3%	21.7%

(1)    Percentages may not be replicated based on the rounded figures presented in the table.
(2)    Book value per share (excluding net unrealized gains and losses) is defined as total shareholders' equity, excluding the after-tax effects of unrealized gains and losses on our investment portfolio, divided by shares outstanding.

Conference Call and Webcast Details

The company will hold a conference call, which will be webcast live today, February 10, 2026, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The webcast will be available on the company's website, www.nationalmi.com, in the “Investor Relations” section. The conference call can also be accessed by dialing (844) 481-2708 in the U.S., or (412) 317-0664 internationally, by referencing NMI Holdings, Inc.

About NMI Holdings, Inc.

NMI Holdings, Inc. (NASDAQ: NMIH), is the parent company of National Mortgage Insurance Corporation (National MI), a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release or any other written or oral statements made by or on behalf of the Company in connection therewith may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995 (the “PSLRA”). The PSLRA provides a “safe harbor” for any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements, including any statements about our expectations, outlook, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believe,” “can,” “could,” “may,” “predict,” “assume,” “potential,” “should,” “will,” “estimate,” “perceive,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that may turn out to be inaccurate and could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. Important factors that could cause actual events or results to differ materially from those indicated in such statements include, but are not limited to: changes in general economic, market and political conditions and policies (including changes in interest rates and inflation) and investment results or other conditions that affect the U.S. housing market or the U.S. markets for home mortgages, mortgage insurance, reinsurance and credit risk transfer markets, including the risk related to geopolitical instability, inflation, an economic downturn (including any decline in home prices) or recession, international trade policies in areas such as tariffs or other trade restrictions, and their impacts on our business, operations and personnel; changes in the charters, business practices, policies,

EXHIBIT 99.1
pricing or priorities of Fannie Mae and Freddie Mac (collectively, the GSEs), which may include decisions that have the impact of decreasing or discontinuing the use of mortgage insurance as credit enhancement generally, or with first time homebuyers or on very high loan-to-value mortgages; or changes in the direction of housing policy objectives of the Federal Housing Finance Agency (“FHFA”), such as the FHFA’s priority to increase the accessibility to and affordability of homeownership for low-and-moderate income borrowers and underrepresented communities; our ability to remain an eligible mortgage insurer under the private mortgage insurer eligibility requirements (“PMIERs”) and other requirements imposed by the GSEs, which they may change at any time; retention of our existing certificates of authority in each state and the District of Columbia (“D.C.”) and our ability to remain a mortgage insurer in good standing in each state and D.C.; our future profitability, liquidity and capital resources; actions of existing competitors, including other private mortgage insurers and government mortgage insurers such as the Federal Housing Administration, the U.S. Department of Agriculture’s Rural Housing Service and the U.S. Department of Veterans Affairs, and potential market entry by new competitors or consolidation of existing competitors; adoption of new or changes to existing laws, rules and regulations that impact our business or financial condition directly or the mortgage insurance industry generally or their enforcement and implementation by regulators, including the implementation of the final rules defining and/or concerning “Qualified Mortgage” and “Qualified Residential Mortgage”; U.S. federal tax reform and other potential changes in tax law and their impact on us and our operations; legislative or regulatory changes to the GSEs’ role in the secondary mortgage market or other changes that could affect the residential mortgage industry generally or mortgage insurance industry in particular; potential legal and regulatory claims, investigations, actions, audits or inquiries that could result in adverse judgments, settlements, fines or other reliefs that could require significant expenditures or have other negative effects on our business; our ability to successfully execute and implement our capital plans, including our ability to access the equity, credit and reinsurance markets and to enter into, and receive approval of, reinsurance arrangements on terms and conditions that are acceptable to us, the GSEs and our regulators; lenders, the GSEs, or other market participants seeking alternatives to private mortgage insurance; our ability to implement our business strategy, including our ability to write mortgage insurance on high quality low down payment residential mortgage loans, implement successfully and on a timely basis, complex infrastructure, systems, procedures, and internal controls to support our business and regulatory and reporting requirements of the insurance industry; our ability to attract and retain a diverse customer base, including the largest mortgage originators; failure of risk management or pricing or investment strategies; decrease in the length of time our insurance policies are in force; emergence of unexpected claim and coverage issues, including claims exceeding our reserves or amounts we had expected to experience; potential adverse impacts arising from natural disasters including, with respect to affected areas, a decline in new business, adverse effects on home prices, and an increase in notices of default on insured mortgages; climate risk and efforts to manage or regulate climate risk by government agencies could affect our business and operations; potential adverse impacts arising from the occurrence of any man-made disasters or public health emergencies, including pandemics; the inability of our counter-parties, including third party reinsurers, to meet their obligations to us; failure to maintain, improve and continue to develop necessary information technology systems or the failure of technology providers to perform; effectiveness and security of our information technology systems and digital products and services, including the risks these systems, products or services may fail to operate as expected or planned, or expose us to cybersecurity or third-party risks (including the exposure of our confidential customer and other information); and ability to recruit, train and retain key personnel. These risks and uncertainties also include, but are not limited to, those set forth under the heading “Risk Factors” detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2024, as subsequently updated through other reports we file with the SEC. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We caution you not to place undue reliance on any forward-looking statement, which speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information, future events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.

Use of Non-GAAP Financial Measures

We believe the use of the non-GAAP measures of adjusted income before tax, adjusted net income, adjusted diluted EPS, adjusted return-on-equity, adjusted expense ratio, adjusted combined ratio and book value per share (excluding net unrealized gains and losses) enhance the comparability of our fundamental financial performance between periods, and provide relevant information to investors. These non-GAAP financial measures align with the way the company's business performance is evaluated by management. These measures are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance. These measures have been presented to increase transparency and enhance the comparability of our fundamental operating trends across periods. Other companies may calculate these measures differently; their measures may not be comparable to those we calculate and present.
Adjusted income before tax is defined as GAAP income before tax, excluding the pre-tax effects of net realized gains or losses from our investment portfolio, periodic costs incurred in connection with capital markets transactions, and other infrequent, unusual or non-operating items in the periods in which such items are incurred.

Adjusted net income is defined as GAAP net income, excluding the after-tax effects of net realized gains or losses from our investment portfolio, periodic costs incurred in connection with capital markets transactions, and other infrequent, unusual or

EXHIBIT 99.1
non-operating items in the periods in which such items are incurred. Adjustments to components of pre-tax income are tax effected using the applicable federal statutory tax rate for the respective periods.

Adjusted diluted EPS is defined as adjusted net income divided by adjusted weighted average diluted shares outstanding. Adjusted weighted average diluted shares outstanding is defined as weighted average diluted shares outstanding, adjusted for changes in the dilutive effect of non-vested shares that would otherwise have occurred had GAAP net income been calculated in accordance with adjusted net income. There will be no adjustment to weighted average diluted shares outstanding in the periods that non-vested shares are anti-dilutive under GAAP.
Adjusted return on equity is calculated by dividing adjusted net income on an annualized basis by the average shareholders' equity for the period.
Adjusted expense ratio is defined as GAAP underwriting and operating expenses, excluding the pre-tax effects of periodic costs incurred in connection with capital markets transactions, divided by net premiums earned.
Adjusted combined ratio is defined as the total of GAAP underwriting and operating expenses, excluding the pre-tax effects of periodic costs incurred in connection with capital markets transactions and insurance claims and claims expenses, divided by net premiums earned.
Book value per share (excluding net unrealized gains and losses) is defined as total shareholders' equity, excluding the after-tax effects of unrealized gains and losses on investments, divided by shares outstanding.
Although adjusted income before tax, adjusted net income, adjusted diluted EPS, adjusted return-on-equity, adjusted expense ratio, adjusted combined ratio and book value per share (excluding net unrealized gains and losses) exclude certain items that have occurred in the past and are expected to occur in the future, the excluded items: (1) are not viewed as part of the operating performance of our primary activities; or (2) are impacted by market, economic or regulatory factors and are not necessarily indicative of operating trends, or both. These adjustments, and the reasons for their treatment, are described below.
(1)    Net realized investment gains and losses. The recognition of net realized investment gains or losses can vary significantly across periods as the timing is highly discretionary and is influenced by factors such as market opportunities, tax and capital profile, and overall market cycles that do not reflect our current period operating results.
(2)    Capital markets transaction costs. Capital markets transaction costs result from activities that are undertaken to improve our debt profile or enhance our capital position through activities such as debt refinancing and capital markets reinsurance transactions that may vary in their size and timing due to factors such as market opportunities, tax and capital profile, and overall market cycles.
(3)    Other infrequent, unusual or non-operating items. Items that are the result of unforeseen or uncommon events, and are not expected to recur with frequency in the future. Identification and exclusion of these items provide clarity about the impact special or rare occurrences may have on our current financial performance. Past adjustments under this category include infrequent, unusual or non-operating adjustments related to severance, restricted stock modification and other expenses incurred in connection with the CEO transition announced in September 2021 and the effects of the release of the valuation allowance recorded against our net federal and certain state net deferred tax assets in 2016 and the re-measurement of our net deferred tax assets in connection with tax reform in 2017. We believe such items are infrequent or non-recurring in nature, and are not indicative of the performance of, or ongoing trends in, our primary operating activities or business.
(4) Net unrealized gains and losses on investments. The recognition of net unrealized gains or losses on investment can vary significantly across periods and is influenced by factors such as interest rate movement, overall market and economic conditions, and tax and capital profiles. These valuation adjustments may not necessarily result in economic gains or losses and are not reflective of ongoing operations.

Investor Contact
John M. Swenson
Vice President, Investor Relations & Treasury
John.Swenson@nationalmi.com

EXHIBIT 99.1

Consolidated statements of operations and comprehensive income (unaudited)	For the three months ended December 31,		For the year ended December 31,
	2025	2024	2025	2024
	(In Thousands, except for per share data)
Revenues
Net premiums earned	$152,457	$143,520	$602,212	$564,688
Net investment income	27,529	22,718	102,937	85,316
Net realized investment gains	487	33	432	23
Other revenues	263	233	859	944
Total revenues	180,736	166,504	706,440	650,971
Expenses
Insurance claims and claim expenses	21,172	17,253	57,649	31,544
Underwriting and operating expenses	31,069	31,092	119,908	118,397
Service expenses	213	184	601	723
Interest expense	7,133	7,102	28,478	36,896
Total expenses	59,587	55,631	206,636	187,560

Income before income taxes	121,149	110,873	499,804	463,411
Income tax expense	26,932	24,706	110,878	103,305
Net income	$94,217	$86,167	$388,926	$360,106

Earnings per share
Basic	$1.23	$1.09	$5.01	$4.51
Diluted	$1.20	$1.07	$4.92	$4.43

Weighted average common shares outstanding
Basic	76,700	78,997	77,626	79,844
Diluted	78,208	80,623	79,038	81,273

Loss ratio (1)	13.9%	12.0%	9.6%	5.6%
Expense ratio (2)	20.4%	21.7%	19.9%	21.0%
Combined ratio	34.3%	33.7%	29.5%	26.6%
(1)    Loss ratio is calculated by dividing insurance claims and claim expenses by net premiums earned.
(2)    Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.

EXHIBIT 99.1

Consolidated balance sheets (unaudited)	December 31, 2025	December 31, 2024
Assets	(In Thousands, except for share data)
Fixed maturities, available-for-sale, at fair value (amortized cost of $3,190,174 and $2,876,343)	$3,137,023	$2,723,541
Cash and cash equivalents	43,937	54,308
Premiums receivable, net	86,259	82,804
Accrued investment income	27,253	22,386
Deferred policy acquisition costs, net	64,372	64,327
Software and equipment, net	21,727	25,681
Intangible assets and goodwill	3,634	3,634
Reinsurance recoverable	38,577	32,260
Prepaid federal income taxes	400,258	322,175
Other assets	18,058	18,857
Total assets	$3,841,098	$3,349,973

Liabilities
Debt	$417,031	$415,146
Unearned premiums	46,660	65,217
Accounts payable and accrued expenses	101,595	103,164
Reserve for insurance claims and claim expenses	196,429	152,071
Deferred tax liability, net	478,890	386,192
Other liabilities	8,507	10,751
Total liabilities	1,249,112	1,132,541

Shareholders' equity
Common stock - 76,285,242 and 78,600,726 shares outstanding as of December 31, 2025 and December 31, 2024, respectively	884	879
Additional paid-in capital	1,016,772	1,004,692
Treasury stock, at cost: 12,086,223 and 9,301,900 common shares as of December 31, 2025 and December 31, 2024, respectively	(351,772)	(246,594)
Accumulated other comprehensive loss, net of tax	(46,083)	(124,804)
Retained earnings	1,972,185	1,583,259
Total shareholders' equity	2,591,986	2,217,432
Total liabilities and shareholders' equity	$3,841,098	$3,349,973

EXHIBIT 99.1

Non-GAAP Financial Measure Reconciliations (unaudited)
	As of and for the three months ended			For the year ended December 31,
	12/31/2025	9/30/2025	12/31/2024	2025	2024
As Reported	(In Thousands, except for per share data)
Revenues
Net premiums earned	$152,457	$151,323	$143,520	$602,212	$564,688
Net investment income	27,529	26,773	22,718	102,937	85,316
Net realized investment gains	487	321	33	432	23
Other revenues	263	262	233	859	944
Total revenues	180,736	178,679	166,504	706,440	650,971
Expenses
Insurance claims and claim expenses	21,172	18,554	17,253	57,649	31,544
Underwriting and operating expenses	31,069	29,156	31,092	119,908	118,397
Service expenses	213	162	184	601	723
Interest expense	7,133	7,124	7,102	28,478	36,896
Total expenses	59,587	54,996	55,631	206,636	187,560

Income before income taxes	121,149	123,683	110,873	499,804	463,411
Income tax expense	26,932	27,684	24,706	110,878	103,305
Net income	$94,217	$95,999	$86,167	$388,926	$360,106

Adjustments:
Net realized investment gains	(487)	(321)	(33)	(432)	(23)
Capital markets transaction costs	—	—	—	—	6,966
Adjusted income before taxes	120,662	123,362	110,840	499,372	470,354

Income tax (benefit) expense on adjustments (1)	(102)	(67)	(7)	(90)	1,458
Adjusted net income	$93,832	$95,745	$86,141	$388,584	$365,591

Weighted average diluted shares outstanding	78,208	78,830	80,623	79,038	81,273

Diluted EPS	$1.20	$1.22	$1.07	$4.92	$4.43
Adjusted diluted EPS	$1.20	$1.21	$1.07	$4.92	$4.50

Return on equity	14.8%	15.6%	15.6%	16.2%	17.4%
Adjusted return on equity	14.7%	15.5%	15.6%	16.2%	17.6%

Expense ratio (2)	20.4%	19.3%	21.7%	19.9%	21.0%
Adjusted expense ratio (3)	20.4%	19.3%	21.7%	19.9%	21.0%

Combined ratio (4)	34.3%	31.5%	33.7%	29.5%	26.6%
Adjusted combined ratio (5)	34.3%	31.5%	33.7%	29.5%	26.6%

Book value per share (6)	$33.98	$32.62	$28.21
Book value per share (excluding net unrealized gains and losses) (7)	$34.58	$33.32	$29.80
(1)    Marginal tax impact of non-GAAP adjustments is calculated based on our statutory U.S. federal corporate income tax rate of 21%, except for those items that are not eligible for an income tax deduction.
(2)    Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.

EXHIBIT 99.1
(3)    Adjusted expense ratio is calculated by dividing adjusted underwriting and operating expense (underwriting and operating expenses excluding costs related to capital markets reinsurance transactions) by net premiums earned.
(4)    Combined ratio is calculated by dividing the total of underwriting and operating expenses and insurance claims and claim expenses by net premiums earned.
(5)    Adjusted combined ratio is calculated by dividing the total of adjusted underwriting and operating expenses (underwriting and operating expenses excluding costs related to capital market reinsurance transaction) and insurance claims and claim expenses by net premiums earned.
(6)    Book value per share is calculated by dividing total shareholders’ equity by shares outstanding.
(7)    Book value per share (excluding net unrealized gains and losses) is defined as total shareholders’ equity, excluding the after-tax effects of unrealized gains and losses on our investment portfolio, divided by shares outstanding.

Historical Quarterly Data	2025				2024
	December 31	September 30	June 30	March 31	December 31
	(In Thousands, except for per share data)
Revenues
Net premiums earned	$152,457	$151,323	$149,066	$149,366	$143,520
Net investment income	27,529	26,773	24,949	23,686	22,718
Net realized investment gains (losses)	487	321	(400)	24	33
Other revenues	263	262	164	170	233
Total revenues	180,736	178,679	173,779	173,246	166,504
Expenses
Insurance claims and claim expenses	21,172	18,554	13,445	4,478	17,253
Underwriting and operating expenses	31,069	29,156	29,508	30,175	31,092
Service expenses	213	162	110	116	184
Interest expense	7,133	7,124	7,115	7,106	7,102
Total expenses	59,587	54,996	50,178	41,875	55,631

Income before income taxes	121,149	123,683	123,601	131,371	110,873
Income tax expense	26,932	27,684	27,450	28,812	24,706
Net income	$94,217	$95,999	$96,151	$102,559	$86,167

Earnings per share
Basic	$1.23	$1.24	$1.23	$1.31	$1.09
Diluted	$1.20	$1.22	$1.21	$1.28	$1.07

Weighted average common shares outstanding
Basic	76,700	77,410	77,987	78,407	78,997
Diluted	78,208	78,830	79,256	79,858	80,623

Other data
Loss ratio (1)	13.9%	12.3%	9.0%	3.0%	12.0%
Expense ratio (2)	20.4%	19.3%	19.8%	20.2%	21.7%
Combined ratio (3)	34.3%	31.5%	28.8%	23.2%	33.7%
(1)    Loss ratio is calculated by dividing insurance claims and claim expenses by net premiums earned.
(2)    Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.
(3)    Combined ratio may not foot due to rounding.

EXHIBIT 99.1
Portfolio Statistics
The table below highlights trends in our primary portfolio as of the date and for the periods indicated.

Primary portfolio trends	As of and for the three months ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
	($ Values In Millions, except as noted below)
New insurance written (NIW)	$14,203	$13,012	$12,464	$9,221	$11,925
New risk written	3,631	3,399	3,260	2,428	3,134
Insurance-in-force (IIF) (1)	221,448	218,376	214,653	211,308	210,183
Risk-in-force (RIF) (1)	59,313	58,538	57,496	56,515	56,113
Policies in force (count) (1)	684,058	677,010	668,638	661,490	659,567
Average loan size ($ value in thousands) (1)	$324	$323	$321	$319	$319
Coverage percentage (2)	26.8%	26.8%	26.8%	26.7%	26.7%
Loans in default (count) (1)	7,661	7,093	6,709	6,859	6,642
Default rate (1)	1.12%	1.05%	1.00%	1.04%	1.01%
Risk-in-force on defaulted loans (1)	$656	$600	$569	$567	$545
Average net premium yield (3)	0.28%	0.28%	0.28%	0.28%	0.27%
Earnings from cancellations	$0.8	$0.7	$0.7	$0.6	$0.8
Annual persistency (4)	83.4%	83.9%	84.1%	84.3%	84.6%
Quarterly run-off (5)	5.1%	4.3%	4.3%	3.9%	4.5%
(1)    Reported as of the end of the period.
(2)    Calculated as end of period RIF divided by end of period IIF.
(3)    Calculated as net premiums earned, divided by average primary IIF for the period, annualized.
(4)    Defined as the percentage of IIF that remains on our books after a given twelve-month period.
(5)    Defined as the percentage of IIF that is no longer on our books after a given three-month period.
NIW, IIF and Premiums
The tables below present NIW and primary IIF, as of the dates and for the periods indicated.

NIW	For the three months ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
	(In Millions)
Monthly	$13,841	$12,727	$12,214	$9,049	$11,688
Single	362	285	250	172	237
Total	$14,203	$13,012	$12,464	$9,221	$11,925

EXHIBIT 99.1

Primary IIF	As of
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
	(In Millions)
Monthly	$204,925	$201,671	$197,608	$193,856	$192,228
Single	16,523	16,705	17,045	17,452	17,955
Total	$221,448	$218,376	$214,653	$211,308	$210,183

    The following table presents the amounts related to the company's quota-share reinsurance transactions (the 2018 QSR Transaction, 2020 QSR Transaction, 2021 QSR Transaction, 2022 QSR Transaction, 2022 Seasoned QSR Transaction, 2023 QSR Transaction, 2024 QSR Transaction, and 2025 QSR Transaction and collectively, the QSR Transactions), traditional reinsurance transactions (the 2022-1 XOL Transaction, 2022-2 XOL Transaction, 2022-3 XOL Transaction, 2023-1 XOL Transaction, 2023-2 XOL Transaction, 2024 XOL Transaction, and 2025 XOL Transaction and collectively, the XOL Transactions), and insurance-linked note transactions (the 2021-1 ILN Transaction, and 2021-2 ILN Transaction and collectively, the ILN Transactions) for the periods indicated.

	For the three months ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
	(In Thousands)
The QSR Transactions (1)
Ceded risk-in-force	$12,805,761	$12,699,082	$12,764,708	$12,888,870	$13,024,200
Ceded premiums earned	(40,131)	(39,847)	(40,227)	(41,011)	(41,596)
Ceded claims and claim expenses	4,682	4,123	3,253	523	4,075
Ceding commission earned	10,182	10,246	9,669	9,768	9,997
Profit commission	18,310	19,083	19,958	23,398	20,149
The XOL Transactions
Ceded premiums	$(11,037)	$(10,656)	$(10,350)	$(10,168)	$(9,969)
The ILN Transactions (2)
Ceded premiums	$(3,007)	$(3,036)	$(3,244)	$(3,311)	$(4,217)
(1)    Effective July 1, 2025, NMIC terminated its coverage with all reinsurers under the 2016 QSR Transaction by mutual agreement on a cut-off basis.
(2)    Effective December 27, 2024, NMIC exercised its optional termination rights to terminate and commute its previously outstanding excess-of-loss reinsurance agreements with Oaktown Re V Ltd., respectively. In connection with the terminations and commutations, the insurance-linked notes issued by Oaktown Re V Ltd. were redeemed in full with a distribution of remaining collateral assets.

EXHIBIT 99.1
    The tables below present our total NIW by FICO, loan-to-value (LTV) ratio, and purchase/refinance mix for the periods indicated.

NIW by FICO	For the three months ended			For the year ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
	(In Millions)
>= 760	$7,907	$6,789	$6,508	$26,190	$24,808
740-759	2,620	2,395	2,090	9,049	8,098
720-739	1,654	1,626	1,621	6,042	5,907
700-719	1,010	1,094	890	3,830	3,794
680-699	569	617	575	2,189	2,392
<=679	443	491	241	1,600	1,045
Total	$14,203	$13,012	$11,925	$48,900	$46,044
Weighted average FICO	759	756	758	757	757

NIW by LTV	For the three months ended			For the year ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
	(In Millions)
95.01% and above	$1,606	$1,566	$1,510	$5,863	$5,908
90.01% to 95.00%	5,970	5,809	5,370	21,539	21,149
85.01% to 90.00%	4,627	4,062	3,740	15,327	13,994
85.00% and below	2,000	1,575	1,305	6,171	4,993
Total	$14,203	$13,012	$11,925	$48,900	$46,044
Weighted average LTV	91.6%	92.1%	92.1%	91.9%	92.3%

NIW by purchase/refinance mix	For the three months ended			For the year ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
	(In Millions)
Purchase	$11,840	$12,416	$10,799	$44,891	$43,921
Refinance	2,363	596	1,126	4,009	2,123
Total	$14,203	$13,012	$11,925	$48,900	$46,044
The table below presents a summary of our primary IIF and RIF by book year as of December 31, 2025.

Primary IIF and RIF	As of December 31, 2025
	IIF	RIF
Book Year	(In Millions)
2025	$46,034	$11,977
2024	37,483	9,968
2023	28,761	7,611
2022	41,551	11,188
2021	40,887	11,331
2020 and before	26,732	7,238
Total	$221,448	$59,313

EXHIBIT 99.1
    The tables below present our total primary IIF and RIF by FICO and LTV, and total primary RIF by loan type as of the dates indicated.

Primary IIF by FICO	As of
	December 31, 2025	September 30, 2025	December 31, 2024
	(In Millions)
>= 760	$111,255	$109,470	$105,315
740-759	40,008	39,273	37,321
720-739	30,503	30,275	29,343
700-719	20,491	20,355	19,766
680-699	13,448	13,447	13,374
<=679	5,743	5,556	5,064
Total	$221,448	$218,376	$210,183

Primary RIF by FICO	As of
	December 31, 2025	September 30, 2025	December 31, 2024
	(In Millions)
>= 760	$29,500	$29,084	$27,883
740-759	10,787	10,589	10,006
720-739	8,275	8,211	7,926
700-719	5,619	5,575	5,383
680-699	3,672	3,662	3,615
<=679	1,460	1,417	1,300
Total	$59,313	$58,538	$56,113

Primary IIF by LTV	As of
	December 31, 2025	September 30, 2025	December 31, 2024
	(In Millions)
95.01% and above	$26,739	$25,978	$23,555
90.01% to 95.00%	109,228	107,914	103,472
85.01% to 90.00%	66,285	65,815	64,290
85.00% and below	19,196	18,669	18,866
Total	$221,448	$218,376	$210,183

Primary RIF by LTV	As of
	December 31, 2025	September 30, 2025	December 31, 2024
	(In Millions)
95.01% and above	$8,404	$8,151	$7,345
90.01% to 95.00%	32,223	31,850	30,563
85.01% to 90.00%	16,412	16,318	15,956
85.00% and below	2,274	2,219	2,249
Total	$59,313	$58,538	$56,113

Primary RIF by Loan Type	As of
	December 31, 2025	September 30, 2025	December 31, 2024

Fixed	98%	98%	98%
Adjustable rate mortgages:
Less than five years	—	—	—
Five years and longer	2	2	2
Total	100%	100%	100%

EXHIBIT 99.1
The table below presents a summary of the change in total primary IIF during the periods indicated.

Primary IIF	As of and for the three months ended
	December 31, 2025	September 30, 2025	December 31, 2024
	(In Millions)
IIF, beginning of period	$218,376	$214,653	$207,538
NIW	14,203	13,012	11,925
Cancellations, principal repayments and other reductions	(11,131)	(9,289)	(9,280)
IIF, end of period	$221,448	$218,376	$210,183
Geographic Dispersion
The following table shows the distribution by state of our primary RIF as of the periods indicated:

Top 10 primary RIF by state	As of
	December 31, 2025	September 30, 2025	December 31, 2024
California	10.1%	10.1%	10.1%
Texas	8.3	8.3	8.6
Florida	7.2	7.2	7.3
Georgia	4.0	4.0	4.1
Illinois	4.0	4.0	3.8
Virginia	3.7	3.7	3.7
Washington	3.6	3.7	3.9
Pennsylvania	3.5	3.5	3.4
Ohio	3.5	3.4	3.3
New York	3.3	3.3	3.2
Total	51.2%	51.2%	51.4%

EXHIBIT 99.1
The table below presents selected primary portfolio statistics, by book year, as of December 31, 2025.

	As of December 31, 2025
Book Year	Original Insurance Written	Remaining Insurance in Force	% Remaining of Original Insurance	Policies Ever in Force	Number of Policies in Force	Number of Loans in Default	# of Claims Paid	Incurred Loss Ratio (Inception to Date) (1)	Cumulative Default Rate (2)	Current Default Rate (3)
	($ Values in Millions)
2016 and prior	$37,222	$1,795	5%	151,615	9,581	186	417	2.1%	0.4%	1.9%
2017	21,582	1,489	7%	85,897	8,609	222	193	2.0%	0.5%	2.6%
2018	27,295	1,939	7%	104,043	10,683	349	210	2.4%	0.5%	3.3%
2019	45,141	5,067	11%	148,423	23,037	447	123	2.0%	0.4%	1.9%
2020	62,702	16,442	26%	186,174	59,727	537	71	1.3%	0.3%	0.9%
2021	85,574	40,887	48%	257,972	140,027	1,650	161	3.3%	0.7%	1.2%
2022	58,734	41,551	71%	163,281	123,834	2,204	249	16.6%	1.5%	1.8%
2023	40,473	28,761	71%	111,994	85,236	1,097	72	15.7%	1.0%	1.3%
2024	46,044	37,483	81%	120,747	103,277	818	12	14.5%	0.7%	0.8%
2025	48,900	46,034	94%	125,570	120,047	151	—	6.4%	0.1%	0.1%
Total	$473,667	$221,448		1,455,716	684,058	7,661	1,508
(1)    Calculated as total claims incurred (paid and reserved) divided by cumulative premiums earned, net of reinsurance.
(2)    Calculated as the sum of the number of claims paid ever to date and number of loans in default divided by policies ever in force.
(3)    Calculated as the number of loans in default divided by number of policies in force.

EXHIBIT 99.1
    The following table provides a reconciliation of the beginning and ending reserve balances for primary insurance claims and claim expenses:

	For the three months ended December 31,		For the year ended December 31,
	2025	2024	2025	2024
	(In Thousands)
Beginning balance	$180,347	$135,520	$152,071	$123,974
Less reinsurance recoverables (1)	(35,315)	(29,214)	(32,260)	(27,514)
Beginning balance, net of reinsurance recoverables	145,032	106,306	119,811	96,460

Add claims incurred:
Claims and claim expenses incurred:
Current year (2)	26,137	21,674	114,721	93,206
Prior years (3)	(5,449)	(4,421)	(57,889)	(61,662)
Total claims and claim expenses incurred (4)	20,688	17,253	56,832	31,544

Less claims paid:
Claims and claim expenses paid:
Current year (2)	1,325	458	1,605	638
Prior years (3)	6,543	3,290	19,150	7,555
Reinsurance terminations (5)	—	—	(1,964)	—
Total claims and claim expenses paid	7,868	3,748	18,791	8,193

Reserve at end of period, net of reinsurance recoverables	157,852	119,811	157,852	119,811
Add reinsurance recoverables (1)	38,577	32,260	38,577	32,260
Ending balance	$196,429	$152,071	$196,429	$152,071
(1)    Related to ceded losses recoverable under the QSR Transactions
(2)    Related to insured loans with their most recent defaults occurring in the current year. For example, if a loan defaulted in a prior year and subsequently cured and later re-defaulted in the current year, the default would be included in the current year. Amounts are presented net of reinsurance and included $102.0 million attributed to net case reserves and $10.8 million attributed to net IBNR reserves for the year ended December 31, 2025, $83.5 million attributed to net case reserves and $8.1 million attributed to net IBNR reserves for the year ended December 31, 2024.
(3)    Related to insured loans with defaults occurring in prior years, which have been continuously in default before the start of the current year. Amounts are presented net of reinsurance and included $48.4 million attributed to net case reserves and $8.1 million attributed to net IBNR reserves for the year ended December 31, 2025, $54.1 million attributed to net case reserves and $6.3 million attributed to net IBNR reserves for the year ended December 31, 2024.
(4)    Excludes aggregate fees $0.8 million for the year ended December 31, 2025 incurred in connection with the termination or amendment of certain QSR Transactions.
(5)    Represents the settlement of reinsurance recoverables in conjunction with the termination or amendment of certain QSR Transactions.

    The following table provides a reconciliation of the beginning and ending count of loans in default:

	For the three months ended December 31,		For the year ended December 31,
	2025	2024	2025	2024
Beginning default inventory	7,093	5,712	6,642	5,099
Plus: new defaults	2,821	2,742	9,940	8,757
Less: cures	(2,074)	(1,684)	(8,427)	(6,899)
Less: claims paid	(164)	(108)	(445)	(276)
Less: rescission and claims denied	(15)	(20)	(49)	(39)
Ending default inventory	7,661	6,642	7,661	6,642

EXHIBIT 99.1
    The following table provides details of our claims paid, before giving effect to claims ceded under the QSR Transactions, for the periods indicated:

	For the three months ended December 31,		For the year ended December 31,
	2025	2024	2025	2024
	($ Values In Thousands)
Number of claims paid (1)	164	108	445	276
Total amount paid for claims	$9,772	$4,777	$25,873	$10,491
Average amount paid per claim	$60	$44	$58	$38
Severity (2)	81%	65%	76%	61%
(1)    Count includes 21 and 71 claims settled without payment during the three months and year ended December 31, 2025, respectively, and 32 and 88 claims settled without payment during the three months and year ended December 31, 2024, respectively.
(2)    Severity represents the total amount of claims paid including claim expenses divided by the related RIF on the loan at the time the claim is perfected, and is calculated including claims settled without payment.
    The following table shows our average reserve per default, before giving effect to reserves ceded under the QSR Transactions, as of the dates indicated:

Average reserve per default:	As of
	December 31, 2025	December 31, 2024
	(In Thousands)
Case (1)	$23.5	$21.0
IBNR (1) (2)	2.1	1.9
Total	$25.6	$22.9
(1)    Defined as the gross reserve per insured loan in default.
(2)    Amount includes claims adjustment expenses.
    The following table provides a comparison of the PMIERs available assets and net risk-based required asset amount as reported by NMIC as of the dates indicated:

	As of
	December 31, 2025	September 30, 2025	December 31, 2024
	(In Thousands)
Available assets	$3,496,971	$3,369,950	$3,108,211
Net risk-based required assets	2,058,467	2,003,410	1,828,807